Exhibit 99.1

Contango Reports Year-End Results and Updates Operations

HOUSTON--(BUSINESS WIRE)--September 13, 2010--Contango Oil & Gas Company (NYSE Amex: MCF) reported natural gas and oil sales from continuing operations for the fiscal year ended June 30, 2010 of approximately $160.7 million, compared to $190.7 million for the same period last year. The Company reported net income attributable to common stock for the year ended June 30, 2010 of approximately $49.7 million, or $3.14 per basic share and $3.08 per diluted share. This compares to net income attributable to common stock for the year ended June 30, 2009 of approximately $55.9 million, or $3.41 per basic and $3.35 per diluted share.

For the three months ended June 30, 2010, natural gas and oil sales from continuing operations were approximately $41.2 million, up from $36.3 million for the three months ended June 30, 2009. Contango had net income attributable to common stock of approximately $15.4 million, or $0.97 per basic share and $0.95 per diluted share, compared to net income attributable to common stock for the three months ended June 30, 2009 of approximately $5.2 million, or $0.33 per basic and $0.32 per diluted share.

For fiscal year 2011, our capital expenditure budget calls for us to invest approximately $60 million to drill up to four wildcat exploration wells in the Gulf of Mexico, at an estimated dry hole cost of approximately $15 million each, net to Contango, subject to permitting approval by the Bureau of Ocean Energy Management, Regulation and Enforcement (previously the Minerals Management Service). We also plan to invest approximately $22.5 million to drill and complete 15 additional onshore wells in Panola County, Texas under our joint venture with Patara Oil & Gas LLC.

Our production is currently 105 Mmcfed, net to Contango. As of September 1, 2010, we had no debt and approximately $45.5 million in cash and cash equivalents.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2010	2009	2008
REVENUES:
Natural gas and oil sales	$160,680,691	$190,655,605	$116,497,713
Total revenues	160,680,691	190,655,605	116,497,713

EXPENSES:
Operating expenses	17,039,599	23,684,159	6,776,757
Exploration expenses	21,938,539	20,602,915	5,728,600
Depreciation, depletion and amortization	35,373,873	32,673,191	11,899,620
Lease expirations and relinquishments	951,582	5,208,491	642,374
Impairment of natural gas and oil properties	-	5,866,287	-
General and administrative expense	4,615,512	9,467,113	16,928,760
Total expenses	79,919,105	97,502,156	41,976,111

INCOME FROM CONTINUING OPERATIONS
BEFORE OTHER INCOME AND INCOME TAXES	80,761,586	93,153,449	74,521,602

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(517,550)	(741,011)	(3,933,309)
Interest income	915,445	925,505	1,969,145
Gain (loss) on sale of assets and other	112,868	(530,260)	62,314,188
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	81,272,349	92,807,683	134,871,626
Provision for income taxes	(31,586,582)	(36,946,481)	(51,650,422)

INCOME FROM CONTINUING OPERATIONS	49,685,767	55,861,202	83,221,204
DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	-	-	173,685,065

NET INCOME	49,685,767	55,861,202	256,906,269
Preferred stock dividends	-	-	1,547,777
NET INCOME ATTRIBUTABLE
TO COMMON STOCK	$49,685,767	$55,861,202	$255,358,492

NET INCOME PER SHARE:
Basic
Continuing operations	$3.14	$3.41	$5.05
Discontinued operations	-	-	10.73
Total	$3.14	$3.41	$15.78
Diluted
Continuing operations	$3.08	$3.35	$4.82
Discontinued operations	-	-	10.06
Total	$3.08	$3.35	$14.88

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,830,529	16,362,719	16,184,517
Diluted	16,157,030	16,690,426	17,262,715

Production, Prices, Operating Expenses and Other

	Year Ended June 30,
	2010	2009	2008
Production:
Natural gas (million cubic feet)	21,385	20,535	9,089
Oil and condensate (thousand barrels)	505	515	185
Natural gas liquids (thousand gallons)	25,117	24,803	4,968
Total (million cubic feet equivalent)	28,003	27,168	10,909

Natural gas (million cubic feet per day)	58.6	56.3	24.8
Oil and condensate (thousand barrels per day)	1.4	1.4	0.5
Natural gas liquids (thousand gallons per day)	68.8	68.0	13.6
Total (million cubic feet equivalent per day)	76.8	74.4	29.7

Average sales price:
Natural gas (per thousand cubic feet)	$4.47	$6.34	$9.77
Oil and condensate (per barrel)	$77.18	$67.72	$108.36
Natural gas liquids (per gallon)	$1.04	$1.03	$1.55
Total (per thousand cubic feet equivalent)	$5.74	$7.02	$10.68

Selected data per Mcfe:
Total lease operating expenses	$0.61	$0.87	$0.62
General and administrative expenses	$0.16	$0.35	$1.50
Depreciation, depletion and amortization of
natural gas and oil properties	$1.25	$1.17	$1.01

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, (713) 960-1901